UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 11, 2015

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 2, 2015, OG&E received an order from the Oklahoma Corporation Commission ("OCC") regarding a plan to comply with the Federal Clean Air Act as well as the Mustang Modernization project. By a two to one vote, the OCC denied OG&E’s plan to comply with the environmental mandates of the Federal Clean Air Act and the Regional Haze and Mercury and Air Toxics Standards.  The OCC also denied OG&E’s request for pre-approval of its Mustang Modernization Plan, revised depreciation rates for both the retirement of the Mustang units and the replacement combustion turbines and pre-approval of early retirement and replacement of generating units at its Mustang site, including cost recovery through a rider.

On December 11, 2015, OG&E filed a motion requesting modification of the OCC Order for the purposes of approving only the Environmental Compliance Plan (ECP). OG&E is not seeking modification to any other provision of the OCC Order, including cost recovery. OG&E also agrees that it will not implement a rider for recovery of the costs of the ECP until and unless authorized by the OCC in a subsequent proceeding.

A copy of the Motion for Modification is attached as Exhibit 99.02 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01
Press release dated December 11, 2015, announcing OG&E's decision to file a Motion for Modification of the OCC Environmental Compliance order. (Filed as Exhibit 99.01 to OGE Energy's Form 8-K filed December 11, 2015 (File No. 1-12579) and incorporated by reference herein.)

99.02	Copy of the Motion dated December 11, 2015. (Filed as Exhibit 99.02 to OGE Energy's Form 8-K filed December 15, 2015 (File No. 1-12579) and incorporated by reference herein.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

December 11, 2015